EXHIBIT 16.1

MORGENSTERN, SVOBODA & BAER CPA's, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL:MSBCPAS@GMAIL.COM


January 5, 2009

Security and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sir:

We have read Item 4.01 of China 3C Group's Form 8-K dated January 5, 2009 and agree with the statements made thereon as they are related to our company only.

Very truly yours,


/s/ Morgenstern, Svoboda & Baer CPAs, P.C.
-------------------------------------------------
Morgenstern, Svoboda & Baer CPAs, P.C.